410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces First Quarter Fiscal 2018 Results

CHICAGO-(December 8, 2017)-Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products supplying pet care, animal health, fluids purification, agricultural ingredient, sports field, industrial and automotive markets, today announced its first quarter fiscal 2018 earnings.

Oil-Dri reported the following key metrics (As of October 31, 2017, compared to the same period of the prior year):

•	Net sales of $66,646,000, flat

•	Net income of $3,050,000, up 52%

•	Earnings per diluted share of $0.41, up 46%

•	Business-to-Business Products Group

◦	Net sales of $27,087,000, down 1%

◦	Segment operating income of $8,876,000, down 6%

•	Retail and Wholesale Products Group

◦	Net sales of $39,559,000, up 1%

◦	Segment operating income of $2,365,000, compared to a loss

President and Chief Executive Officer, Daniel S. Jaffee stated, “We are pleased that sales of our private label lightweight scoopable litter products continued to see strong growth compared to the first quarter of last year. This gain can be directly attributed to both new distribution and increased sales to existing retail customers. First quarter results were notably impacted by an approximate $3,200,000 reduction in advertising expenses. As we hone our focus on the promotion of all lightweight litter products in the balance of fiscal 2018, we expect advertising expense levels similar to that of fiscal year 2017. For more detailed information on our first quarter 2018 results, please review our Form 10-Q that was filed today and join us for our next earnings teleconference on December 11th. Call details are available on our website’s ‘Events’ page.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

###

While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone.

The Company will host its first quarter fiscal 2018 earnings teleconference on Monday, December 11, 2017 and its second quarter teleconference on Monday, March 12, 2018. Both teleconferences will commence at 10:00 am, Central Time. Dial-in details will be communicated via web alert approximately one week prior to the calls.

Oil-Dri will host its Annual Meeting of Stockholders on Tuesday, December 12, 2017 starting at 9:30 am, Central Time. The meeting will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. The record date for voting eligibility at the Annual Meeting was October 16, 2017.

“Oil-Dri” is a registered trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

2

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	First Quarter Ended October 31
	2017	% of Sales	2016	% of Sales
Net Sales	$66,646	100.0%	$66,612	100.0%
Cost of Sales	(47,677)	(71.5)%	(45,887)	(68.9)%
Gross Profit	18,969	28.5%	20,725	31.1%
Selling, General and Administrative Expenses	(15,053)	(22.6)%	(17,679)	(26.5)%
Operating Income	3,916	5.9%	3,046	4.6%
Interest Expense	(201)	(0.3)%	(251)	(0.4)%
Other Income (Loss)	124	0.2%	(116)	(0.2)%
Income Before Income Taxes	3,839	5.8%	2,679	4.0%
Income Tax (Expense) Benefit	(789)	(1.2)%	(670)	(1.0)%
Net Income	$3,050	4.6%	$2,009	3.0%
Net Income Per Share:
Basic Common	$0.45		$0.30
Basic Class B Common	$0.34		$0.23
Diluted Common	$0.41		$0.28
Average Shares Outstanding:
Basic Common	5,025		5,004
Basic Class B Common	2,090		2,067
Diluted Common	7,211		7,138

3

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

		As of October 31
		2017	2016
Current Assets
Cash and Cash Equivalents		$8,401	$15,991
Short-term Investments		18,133	5,359
Accounts Receivable, Net		32,054	30,971
Inventories		22,759	23,567
Prepaid Expenses (1)		7,554	6,227
Total Current Assets		88,901	82,115
Property, Plant and Equipment, Net		84,251	81,688
Other Assets (1)		33,765	36,264
Total Assets		$206,917	$200,067

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,083
Accounts Payable		7,828	6,910
Dividends Payable		1,559	1,479
Accrued Expenses		15,277	15,855
Total Current Liabilities		27,747	27,327
Noncurrent Liabilities
Notes Payable		6,085	9,140
Other Noncurrent Liabilities		44,975	46,826
Total Noncurrent Liabilities		51,060	55,966
Stockholders' Equity		128,110	116,774
Total Liabilities and Stockholders' Equity		$206,917	$200,067

Book Value Per Share Outstanding		$18.01	$16.51

Acquisitions of:
Property, Plant and Equipment	First Quarter	$4,045	$4,295
	Year To Date	$4,045	$4,295
Depreciation and Amortization Charges	First Quarter	$3,192	$3,159
	Year To Date	$3,192	$3,159

(1) Prior year amounts have been retrospectively adjusted to conform to the current year presentation of current deferred income taxes required by new guidance under Accounting Standards Codification (“ASC”) 740, Balance Sheet Classification of Deferred Taxes.

4

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	October 31
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,050	$2,009
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	3,192	3,159
Decrease (Increase) in Accounts Receivable	718	(688)
Increase in Inventories	(154)	(367)
(Decrease) Increase in Accounts Payable	(825)	476
Decrease in Accrued Expenses	(3,275)	(3,592)
Increase in Pension and Postretirement Benefits	334	464
Other	(472)	(136)
Total Adjustments	(482)	(684)
Net Cash Provided by Operating Activities	2,568	1,325

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(4,045)	(4,295)
Net Purchase of Investment Securities	5,468	4,827
Other	8	1
Net Cash Provided by Investing Activities	1,431	533

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,083)	(3,083)
Dividends Paid	(1,553)	(1,477)
Purchase of Treasury Stock	(27)	(122)
Other	0	128
Net Cash Used in Financing Activities	(4,663)	(4,554)

Effect of exchange rate changes on cash and cash equivalents	(30)	58

Net Decrease in Cash and Cash Equivalents	(694)	(2,638)
Cash and Cash Equivalents, Beginning of Period	9,095	18,629
Cash and Cash Equivalents, End of Period	$8,401	$15,991

5

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706-3256